EXHIBIT 10.31

                               ADDITIONAL ADVANCE
                                    AGREEMENT

     THIS ADDITIONAL ADVANCE AGREEMENT (this "Agreement") is entered into as of August 18, 2003 between AURA SYSTEMS, INC., a Delaware corporation (the "Company"), and KOYAH LEVERAGE PARTNERS, L.P. and KOYAH PARTNERS, L.P., each a Delaware limited partnership (collectively the "Lenders").

     WHEREAS, in connection with loans to the Company by the Lenders, the Company and the Lenders entered into an Agreement dated as of July 24, 2003 (the "Agreement"), the Company executed in favor of the Lenders four Convertible Promissory Notes dated July 24, 2003 (collectively, the "Notes"), and the
Company executed in favor of Koyah Leverage (as collateral agent for the Lenders) a Security Agreement dated as of July 24, 2003 (the "Security Agreement");

     WHEREAS, the Company and the Lenders also entered into an Amendment and Waiver Agreement dated as of August 6, 2003 (the "Amendment");

     WHEREAS, the Lenders have made certain additional optional advances to the Company under (i) the Note in the favor of Koyah Leverage in the maximum principal amount of $800,000 and (ii) the Note in favor of Koyah in the maximum principal amount of $200,000 (collectively, the "Optional Advance Notes");

     WHEREAS, the Company owns 177,777 shares (the "Telemac Shares") of common stock of Telemac Corporation, a Delaware corporation ("Telemac"), which are currently encumbered by a security interest granted to Judgment Acquisitions, Inc. ("Judgment Acquisitions") to secure a loan made to the Company by Judgment Acquisitions (the "Judgment Acquisitions Loan");

     WHEREAS, the Company is in default under the Judgment Acquisitions Loan;

     WHEREAS, the Company has requested that the Lenders make further additional optional advances under the Optional Advance Notes to pay off the Judgment Acquisitions Loan (the "Further Advances");

     WHEREAS, in connection therewith, the Lenders are requiring, as a condition to making the Further Advances, that the Lenders receive a first-priority pledge of and security interest in the Telemac Shares; and

     WHEREAS, the parties are entering into this Agreement to provide for the Further Advances and related matters, on the terms and conditions set forth herein.

     NOW, THEREFORE, for valuable consideration, the receipt of which is hereby acknowledged, the parties do hereby agree as follows:

1. Further Advances.
   ----------------
The Company hereby requests that the Lenders make advances in an aggregate amount of $_____________ (the "Further Advances") as further additional optional advances under the Optional Advance Notes. The Company hereby directs the Lenders to disburse the Further Advances in the form of direct payment to Judgment Acquisitions in order to pay off the Judgment Acquisitions Loan in full.

2. Escrow Arrangements with Judgment Acquisitions.
   ----------------------------------------------
Prior to such disbursement of the Further Advances directly to Judgment Acquisitions, Judgment Acquisitions shall enter into escrow arrangements with the Lenders satisfactory to them, with Smith, Gambrell & Russell, LLP in Atlanta, Georgia acting as escrow agent (the "Escrow Agent"). Such escrow arrangements shall provide, among other things, for the Escrow Agent, upon receipt of confirmation of wire transfer(s) of the Further Advances to Judgment Acquisitions, to deliver to the Lenders (or their designee) (i) an acknowledgment from Judgment Acquisitions of satisfaction in full of the Judgment Acquisitions Loan and termination and release of any security interest in favor of Judgment Acquisitions in the Telemac Shares and (ii) stock certificate No. C2233 evidencing the Telemac Shares.

3. Pledge of Telemac Shares.
   ------------------------
In addition to the security interest in the Telemac Shares already arising under the Security Agreement, the Company shall execute and deliver a Stock Pledge Agreement satisfactory to the Lenders in favor of Koyah Leverage (as collateral agent for the Lenders) to further evidence and effectuate a first-priority pledge of and security interest in the Telemac Shares (the "Stock Pledge Agreement").

4. Additional   Representation  and  Reaffirmation  of  Prior  Representations;
   ----------------------------------------------------------------------------
   Survival.
   ---------
In addition to making the additional representations and warranties contained in the Stock Pledge Agreement, the Company hereby re-affirms and re-makes all of the representations and warranties contained in the Agreement, the Notes and the Security Agreement as of the date hereof (as modified by the amendments and waivers set forth in the Amendment). For purposes of this Agreement as well as reaffirming the representations and warranties contained in the Agreement, the term "Transaction Documents" as used herein and therein shall mean the Agreement, the Notes, the Security Agreement, the Amendment, the Stock Pledge Agreement and this Agreement. All of such additional and re-affirmed representations and warranties shall survive the closing of the transactions contemplated by this Agreement and the other Transaction Documents.

5.  Amendments  and Waivers.
   ------------------------
Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Lenders in the case of an amendment and only with the written consent of the waiving party in the case of a waiver.

6.  Entire  Agreement.
   ------------------
This Agreement, together with the other Transaction Documents, constitute the entire agreement of the parties concerning the subject matter hereof and thereof, all prior discussions, proposals, negotiations and understandings having been merged herein and therein. Except as specifically modified by this Agreement, the other Transaction Documents shall remain unchanged and in full force and effect.

7. Successors.
   ----------
This Agreement shall inure to the benefit of and be binding upon the successors and assigns of the Company and the Lenders. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective permitted successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as may be expressly provided in this Agreement.

8.  Severability.
    ------------
If any part of this Agreement is determined to be illegal or unenforceable, all other parts shall remain in full force and effect.

9. Attorneys' Fees.
   ---------------
The Company shall pay the reasonable attorneys' fees, costs and disbursements of the Lenders in enforcing any terms of this Agreement, whether or not any action at law or in equity is brought.

10. Governing Law.
   --------------
The Agreement shall be governed by and construed and interpreted in accordance with the law of the State of Washington, without regard to that state's conflict of laws principles. All disputes between the parties hereto, whether sounding in contract, tort, equity or otherwise, shall be resolved only by state and federal courts located in Spokane, Washington, and the courts to which an appeal therefrom may be taken. All parties hereto waive any objections to the location of the above referenced courts, including but not limited to any objection based on lack of jurisdiction, improper venue or forum non-conveniens. Notwithstanding the foregoing, any party obtaining any order or judgment in any of the above referenced courts may bring an action in a court in another jurisdiction in order to enforce such order or judgment.

11. Miscellaneous.
   --------------
Any notice under this Agreement shall be given in writing and shall be addressed to the party to be notified at the address indicated below, or at such other address as such party may designate by written notice to the other party.

                        Aura Systems, Inc.
                        2335 Alaska Avenue
                        El Segundo, CA  90245
                        Attn:   Neal Meehan
                        Fax:    310-643-8719

                        Koyah Leverage Partners, L.P.
                        c/o ICM Asset Management, Inc.
                        601 West Main Avenue, Suite 600
                        Spokane WA 99201
                        Attn: Robert Law
                        Fax:  509-444-4500

                        Koyah Partners, L.P.
                        c/o ICM Asset Management, Inc.
                        601 West Main Avenue, Suite 600
                        Spokane WA 99201
                        Attn: Robert Law
                        Fax:  509-444-4500

12. The Company shall pay the costs and expenses of legal counsel to the Lenders in connection with the negotiation, execution and delivery of this Agreement (including those in connection with prior discussions among the parties of a possible purchase of the Telemac Shares before a change in structure to the Further Advances instead), the other Transaction Documents, and any other related agreements with the Lenders as well as the consummation of the transactions contemplated by and the administration of such agreements and any amendments or waivers of such agreements. The Company shall pay such costs and expenses immediately upon submittal, and the Lenders may apply any retainer held by them or their legal counsel against such costs and expenses. Alternatively, the Lenders may deduct some or all of such costs and expenses from the proceeds of the loans from the Lenders when disbursing such loans and/or pay such costs and expenses directly and then the amounts so paid shall constitute advances made under the Optional Advance Notes. Notwithstanding that the Company is paying such costs and expenses, the Company acknowledges and agrees that such legal counsel is representing only the Lenders, and not the Company.





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                [SIGNATURE PAGE TO ADDITIONAL ADVANCE AGREEMENT]

ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT, OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.


     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the date first set forth above.


                  AURA SYSTEMS, INC.

           By:  /s/ Neal F. Meehan
         Name:  Neal F. Meehan
        Title:  Chairman & Chief Executive Officer

                KOYAH LEVERAGE PARTNERS, L.P.

           By:  Koyah Ventures LLC, its general partner

           By:  /s/ Robert J. Law
         Name:  Robert J. Law
        Title:  Vice President


                KOYAH PARTNERS, L.P.

           By:  Koyah Ventures LLC, its general partner

           By:  /s/ Robert J. Law
         Name:  Robert J. Law
        Title:  Vice President